                                                                   EXHIBIT 10.29

[LOGO OF INVISIBLE IT]

                                    AMENDMENT
         COMPREHENSIVE IT INFRASTRUCTURE SUPPORT SERVICES IN COSTA RICA

This Amendment is made pursuant to the Master Professional Services Agreement, dated May 20, 2002, by and between Invisible IT Inc. ("INVISIBLE IT") and Align Technology, Inc. ("ALIGN").

A.      DESCRIPTION OF SERVICES AND SPECIFICATIONS

        i. INVISIBLE IT shall provide support for computer and network hardware, software, operation and maintenance and related operational services at ALIGN's Costa Rica facility. There will intensive initial effort for three months to bring the Costa Rica IT operation to stability. This effort is documented in Attachment A, "Invisible IT Action Plan to Operate IT for Align Costa Rica." At the conclusion of the first 3 months, INVISIBLE IT will operate the IT department in a "steady state" environment. Support shall be provided as needed during normal business hours with critical component support provided after hours 7 days per week, 24 hours per day basis.

        ii. The primary purpose of support consists of the physical care and maintenance of ALIGN's desktops, servers, disk arrays and network equipment located within the Costa Rica facility and data center operations including but not limited to disk data backups, firmware and software upgrades, and other mutually agreed-upon operational support activities. Physical care and maintenance shall include the repair or replacement and scheduled upgrades (e.g. processors, memory, disks, etc.) of hardware and/or other components furnished by ALIGN.

        iii. This agreement covers the support and maintenance of the following ALIGN Information Technology (IT) infrastructure components.

        .   Network
                .   Internet Connectivity
                .   LAN
                .   WAN Connectivity
        .   Web Infrastructure
                .   Bandwidth
                .   Operations
        .   Desktop Support & Architecture
                .   Standardization
        .   Services
                .   Email
                .   File storage
                .   Naming Services (DNS, ADS, etc.)
                .   Backups
                .   Imaging
        .   Security
                .   Desktop
                .   Servers
                .   Network (LAN, WAN & web)
        .   Help desk
                .   Triage & dispatch
        .   Telephony
                .   PBX & stations

Amendment

[LOGO OF INVISIBLE IT]

                .   Voice mail
                .   Telco/circuits
                .   Customer service queues - call center
        .   MIS computers/infrastructure
                .   HW & OS
        .   Monitoring & Reports
                .   Real-time metrics
                .   Network
                .   Server data
                .   Failures & downtime
        .   Status Reporting
                .   INVISIBLE IT shall provide written reports to ALIGN weekly that summarize IT projects in both Costa Rica and Santa
                    Clara.
        .   INVISIBLE IT will develop a Managed Hardware Operation (MHO). MHO is the proactive management of parts and components required for the efficient operation of ALIGN's Costa Rica facility. INVISIBLE IT will develop, maintain and manage an inventory list of recommended spare parts and accessories to be kept on hand in the facility.
            INVISIBLE IT will assist in the procurement of or act as a vendor for the purchase of equipment as recommended and needed for the Data
            Center operation.
        .   Similar to the Managed Hardware Operation, on an ongoing basis
            INVISIBLE IT will recommend to ALIGN improvements that will result in enhanced reliability and productivity of the ALIGN facility and IT infrastructure.

        iv.     The IT Support service of hardware does not include:

            (a) Purchase of equipment of any nature. ALIGN is responsible for the cost related to purchase equipment and accessories under this support agreement.
            (b)     Software maintenance will be provided by ALIGN.
            (c) Special projects except those that are mutually agreed and can be accomplished within the Level of Service stipulated below.
            (d)     Major upgrade or plant retrofitting.
            (e)     Facility moves.
            (f)     Diagnosing and repairing application issues.
            (g)     Support of software development or testing environments.
            (h) Hardware repairs - utilize hardware vendor maintenance agreements.
            (i)     Support for cell phones.

B.      LEVEL OF SERVICE.

INVISIBLE IT will provide skills and experience in the following areas. Initial service to be provided will be equivalent to or exceed service levels and content of those provided by ALIGN internal IT services. INVISIBLE IT will manage the definition and migration to standard supported services in all the following areas:

        1) PC Desktop Admin (Includes standard Microsoft productivity applications, specifically Office, Word, Excel, Visio & etc.)
        2) Peripherals (pda's, blackberry's, etc. as approved by ALIGN and INVISIBLE IT)
        3)  Printers and Print Servers
        4)  Desktop Admin
        5)  Remote User support (migration to standard configurations)
        6)  LAN Admin
        7)  WAN Admin

Amendment

[LOGO OF INVISIBLE IT]

        8)  Windows and Unix Server Admin
        9)  Production Servers
        10) Security (Desktop, Server, Network)
        11) Asset and license management (migration)

C.      RESPONSE TIME.

INVISIBLE IT will provide best efforts to respond to emergency service requests from valid ALIGN members employees or alarms from hardware failures by having personnel on site at the ALIGN Costa Rica facility to begin repair within one
(1) hour of request/alarm between the standard production hours of 7 AM and 7 PM daily and within no more than two (2) hours for requests/alarms received during other hours.

D.      TERM.

This Schedule, services and fees are to be in effect beginning November 11, 2002 through February 10, 2003. Services and fees described herein are subject to quarterly review by both parties to determine if adjustments are appropriate and to amend this schedule if appropriate. Any such amendment shall be by mutual written consent only.

E.      HIRING OF FORMER ALIGN EMPLOYEES.

This Schedule modifies the mutual "no-hire" clause in the Agreement for those employees that became INVISIBLE IT employees as part of the outsourcing transition agreement. INVISIBLE IT grants ALIGN an option to rehire said employees without any liability to INVISIBLE IT in the event that the Agreement is terminated, for any reason.

F.      PAYMENT AND DELIVERY.

The services provided under this schedule are fixed fee to be remitted as follows:

            (i) INVISIBLE IT shall provide the services listed above for a fixed monthly fee of $100,000 for the first 3 months. Within 60 days of executing this amendment, INVISIBLE IT and ALIGN will agree on an ongoing monthly fee to manage the ALIGN Costa Rica IT environment as specified above. INVISIBLE IT will utilize the first two months to validate what resources will be required to achieve a "steady state" IT environment in Costa Rica.
            (ii) The first month's payment of $100,000 to INVISIBLE IT is due upon signature date of the contract. ALIGN will remit to INVISIBLE IT monthly fees of $100,000 in advance of each subsequent month's service (i.e. December 11, 2002 and January 11, 2003).

ALIGN agrees to reimburse INVISIBLE IT for all travel related expenses incurred by INVISIBLE IT employees when required to travel in support of providing the above services. Travel to/from Costa Rica and living expenses in Costa Rica by INVISIBLE IT staff during the initial 90 day period will be the responsibility of INVISIBLE IT. INVISIBLE IT must obtain written approval from ALIGN for any additional travel on ALIGN's behalf.

ALIGN agrees to reimburse INVISIBLE IT for incidental expenses incurred in the normal course of business (e.g. obtaining replacement part at nearby electronics store, etc.), provided that ALIGN views the expenses as reasonable.

Amendment

[LOGO OF INVISIBLE IT]

G.      SERVICE GUARANTEE AND DISENGAGEMENT POLICY.

INVISIBLE IT will adhere to all service levels agreed to by both parties. If ALIGN is dissatisfied with the service provided by INVISIBLE IT, the agreement may be terminated with 30 days written notice.

During this time, INVISIBLE IT will provide uninterrupted service and guarantee a smooth transition of the IT Department back to ALIGN or another third party designate. INVISIBLE IT will provide ALIGN all relevant documentation and will assist in the recruitment of new staff if requested.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.


ALIGN TECHNOLOGY, INC.                      INVISIBLE IT, INC.


/s/ Jon Fjeld                               /s/ Chris Moore
------------------------------------        ------------------------------------
By (Sign)                                   By (Sign)


Jon Fjeld, Ph.D.                            Chris Moore
Vice President of Technology                Chief Executive Officer

   11/7/02                                     11/2/02
------------------------------------        ------------------------------------
Date                                        Date

                                            EIN: 01-0670993

Amendment

[LOGO OF INVISIBLE IT]

                                  ATTACHMENT A
                   INVISIBLE IT ACTION PLAN TO OPERATE IT FOR
                                ALIGN COSTA RICA

The following action plan outlines Invisible IT's approach to managing Align Technology's IT infrastructure in Costa Rica. Based on our initial assessment, we believe that the transition involves three phases lasting approximately 3 months: Phase I should be completed in approximately 30 days from agreed upon start date; Phase II should be completed within approximately 60 days; Phase III should be completed in about 90 days. After we perform the on site assessment in Costa Rica, Invisible IT may determine that the timing will need to be adjusted.

PHASE I:

Place Expert IIT and other personnel to execute plan in Costa Rica
        1.  Resolve internal network speeds
        2.  Resolve case transfer speeds (install transfer servers)
        3.  Phone System
                a.  Install Call Manager
                b.  Configure and install Cisco IP phones
        4.  Implement ADS
        5.  Evaluate existing staff
        6.  Recruit local staff
        7.  Stabilize critical systems
        8.  Establish Costa Rica/Santa Clara IT management reporting

PHASE II:

        1.  Email - Migrate to Exchange 2000
        2.  Back-ups
                a.  Install, configure and implement
                b.  High level of urgency (very complex)
        3.  Implement Infonet WAN link for voice
        4.  Rationalize LAN
                a.  Software version
                b.  Hardware configuration
                c.  VLAN configuration
                d.  QoS
        5.  Implement monitoring
        6.  Hire local staff
        7.  Evaluate and make recommendation regarding storage requirements
        8.  Evaluate cable and data center infrastructure

PHASE III:

        1.  Telecom/networking optimization
                a.  Determine adequate number of PRI lines for growing office
                b.  Assess current agreements with RACSA
                c.  Packet shaper analysis - traffic prioritization

Amendment

[LOGO OF INVISIBLE IT]

        2.  Desktop level set
                a.  Standardization for resilient desktop environment
                b. Establish standard for efficient means of installing and maintaining identical machines - install RIS
        3.  Establish Help Desk for Costa Rica
                a.  Bi-lingual required
                b.  Implement trouble ticketing system
        4. Implement redundancy of video/data networking between CR and SC -- Infonet
        5.  Establish Call Center functionality
        6.  Complete hiring of local team
                a.  Continued evaluation of existing staff
        7.  Evaluate available equipment (computers, networking gear, etc.)
                a.  Identify and procure spares
        8.  Establish local remote access capabilities - VPN
        9.  Identify satellite back-up options - moving case data
        10. Record asset management information with help of Finance
        11. Confirm agreements with vendors for maintenance, service, etc. Document.
                a.  HP/Compaq
                b.  Microsoft
                c.  Cisco
                d.  Infonet
                e.  RACSA
                f.  Checkpoint firewall (Nokia appliance)
                g.  Other - VARs, Storage, etc.
        12. Procurement - Ensure efficiency; save money

Amendment

[LOGO OF INVISIBLE IT]

                                  SCHEDULE A-1
                    BASIC IT INFRASTRUCTURE SUPPORT SERVICES

        This Schedule is made pursuant to the Master Professional Services Agreement (the "Agreement"), dated 5/20/02, by and between Invisible IT Inc. ("INVISIBLE IT") and Align Technology, Inc. ("ALIGN").

A.      DESCRIPTION OF SERVICES AND SPECIFICATIONS

        i. INVISIBLE IT shall provide support for computer and network hardware, software, operation and maintenance and related operational services at ALIGN's 851 Martin Avenue campus facility. Support shall be provided as needed during normal business hours with critical component support via pager on a 7 days per week, 24 hours per day basis.

        ii. The primary purpose of support consists of the physical care and maintenance of ALIGN's desktops, servers, disk arrays and network equipment located within the Martin Avenue campus and data center operations including but not limited to disk data backups, firmware and software upgrades, and other mutually agreed-upon operational support activities. Physical care and maintenance shall include the repair or replacement and scheduled upgrades (e.g. processors, memory, disks, etc.) of hardware and/or other components furnished by ALIGN.

        iii. This agreement covers the support and maintenance of the following ALIGN information technology (IT) infrastructure components.

        .    Network
                .   Internet Connectivity
                .   LAN (Santa Clara)
                .   WAN Connectivity (up to routers in remote sites)
        .    Web Infrastructure
                .   Hosting (Web servers)
                .   Bandwidth
                .   Operations
        .    Desktop Support & Architecture
                .   Santa Clara (all)
                .   World wide (if standard)
        .    Services
                .   Email
                .   File storage
                .   DNS
                .   Backups (Santa Clara & remote)
                .   Database
                .   Imagining
        .    Security
                .   Desktop
                .   Servers
                .   Network (LAN, WAN & web)
        .    Help desk
                .   Triage & dispatch

Master Services Agreement- Schedule A-1

[LOGO OF INVISIBLE IT]

        .   Telephony
                .   PBX & stations
                .   Voice mail
                .   Customer service queues
                .   Telco/circuits
                .   VoIP
        .   Mfg & JDE computers/infrastructure
                .   HW & OS
                .   Worldwide (if standard)
        .   Monitoring & Reports
                .   Real-time metrics
                .   Network
                .   Server data
                .   Failures & downtime
                .   Application (minimal go, no-go monitors)

INVISIBLE IT shall provide written reports to ALIGN that documents any and all equipment replaced and/or repaired by INVISIBLE IT.

In addition, the IT Support team will develop a Managed Hardware Operation when resources permit. MHO is the proactive management of parts and components required for the efficient operation of ALIGN's Martin Avenue campus. INVISIBLE IT will develop, maintain and manage an inventory list of recommended spare parts and accessories to be kept on hand in the facility. INVISIBLE IT will assist in the procurement of or act as a vendor for the purchase of equipment as recommended and needed for the Data Center operation.

Similar to the Managed Hardware Operation, through the use of excess resources, INVISIBLE IT will recommend to ALIGN improvements that will result in enhanced reliability and productivity of the ALIGN facility and IT infrastructure.

        iv.     The IT Support service of hardware does not include:

            (a) Purchase of equipment of any nature. ALIGN is responsible for the cost related to purchase equipment and accessories under this support agreement.
            (b)   Software maintenance will be provided by ALIGN.
            (c) Special projects except those that are mutually agreed and can be accomplished within the Level of Service stipulated below.
            (d)   Major upgrade or plant retrofitting.

B.      LEVEL OF SERVICE.

INVISIBLE IT will provide a leveraged staff that will cover then following skill areas and experience levels. Initial service to be provided will be equivalent to or exceed service levels and content of those provided by ALIGN internal IT services. INVISIBLE IT will manage the definition and migration to standard supported services in all the following areas:

        1)  Account Mgr
        2) PC Desktop Admin (Includes all standard productivity applications e.g. Word, Excel, Visio & etc.
        3)  Peripherals (pda's, blackberry's, cell phones, etc.)
        4)  Printers and Print Servers
        5)  Desktop Admin (Phone)
        6)  Remote User support (migration to standard configurations)

Master Services Agreement- Schedule A-1

[LOGO OF INVISIBLE IT]

        7)  LAN Admin
        8)  WAN Admin
        9)  NT Server Admin (+Unix)
        10) Production Unix Servers
        11) Security (Desktop, Server, Network)
        12) DBA
        13) Asset and license management (migration)

C.      RESPONSE TIME.

INVISIBLE IT will respond to emergency service requests from valid Align Technology members employees or alarms from hardware failures by having personnel on site at the ALIGN Santa Clara, CA campus to begin repair within one
(1) hour of request/alarm between the hours of 7 AM and 7 PM daily and within no more than two (2) hours for requests/alarms received during other hours.

D.      TERM.

This Schedule, services and fees are to be in effect beginning May, 2002, through May 31, 2003. Services and fees described herein are subject to quarterly review by both parties to determine if adjustments are appropriate and to amend this schedule if appropriate.

E.      HIRING OF FORMER ALIGN EMPLOYEES.

This Schedule modifies the mutual "no-hire" clause in the Agreement for those employees that became INVISIBLE IT employees as part of the outsourcing transition agreement. INVISIBLE IT grants ALIGN an option to rehire said employees without any liability to INVISIBLE IT in the event that the Agreement is terminated, for any reason.

F.      PAYMENT AND DELIVERY.

The services provided under this schedule are fixed fee to be remitted as follows:

            (i) INVISIBLE IT shall provide the services listed above for a fixed monthly fee of $175,000 per month.
            (ii) At the signing of this Schedule, ALIGN will remit to INVISIBLE IT an initial deposit of $175,000 (one month's fee).
            (iii) The first month's payment of $175,000 is due upon signature date of the contract, will be remitted by ALIGN to INVISIBLE IT in advance of services rendered and such payment will be credited against the final month's service.

ALIGN agrees to reimburse INVISIBLE IT for all travel related expenses incurred by INVISIBLE IT employees when required to travel in support of providing the above services. INVISIBLE IT must obtain written approval from ALIGN prior to any travel on ALIGN's behalf.

This Schedule shall be attached to and incorporated into the Agreement, and is subject to all the terms and conditions of the Agreement.

Master Services Agreement- Schedule A-1

[LOGO OF INVISIBLE IT]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

ALIGN TECHNOLOGY, INC.                            INVISIBLE IT, INC.


/s/ Jon Fjeld                                     /s/ Donald C. "Smokey" Wallace
--------------------------                        ------------------------------
By (Sign)                                         By (Sign)


Jon Fjeld Ph.D.                                   Donald C. "Smokey" Wallace
Sr. Vice President of Engineering                 Sr. Vice President

    5/20/02                                           5/20/02
--------------------------                        ------------------------------
Date                                              Date

                                                  EIN: 01-0670993

Master Services Agreement- Schedule A-1

[LOGO OF INVISIBLE IT]

                     MASTER PROFESSIONAL SERVICES AGREEMENT
                              INIVISIBLE IT, INC.

This Master Software Professional Services Agreement (the "Agreement") is made and entered into as of May 20, 2002 (the "Effective Date"), by and between INVISIBLE IT, INC., a Delaware corporation ("INVISIBLE IT"), and ALIGN TECHNOLOGY, INC., a Delaware corporation ("ALIGN").

In consideration of the covenants and conditions hereinafter set forth, ALIGN and INVISIBLE IT agree as follows:

1. Services. INVISIBLE IT shall perform services to be assigned to ALIGN as per Section 4 of this Agreement that are described on the Schedules as may be attached hereto from time to time by mutual written agreement of the parties (the "WORK") in accordance with the terms and conditions of this Agreement, and on the price, delivery dates and specifications described in the applicable Schedule for the WORK. The Schedules shall be in the form attached hereto and shall be signed by both parties, consecutively numbered (i.e., Schedule A-1, A-2, A-3, etc.), and attached to this Agreement. INVISIBLE IT is not obligated to perform any WORK hereunder and ALIGN has not contracted for any WORK unless and until a Schedule is executed by both parties and attached hereto.

2. Payment. ALIGN shall pay INVISIBLE IT for the WORK as described on the applicable Schedule for such WORK. For fixed fee WORK ALIGN agrees to remit payment in advance of the performance of such WORK or on other terms agreeable to both parties. For hourly WORK, VISIBLE IT agrees to submit to ALIGN, invoices with a brief description of the WORK performed, total time expended and amounts due to INVISIBLE IT on bi-weekly intervals and ALIGN agrees to remit payment to INVISIBLE IT within thirty (30) days of receipt of a INVISIBLE IT invoice for hourly WORK.

3. Non-Disclosure. Each party expressly undertakes to retain in confidence all information and know-how transmitted by the disclosing party to the receiving party and that has been designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"), and the receiving party will make no use of such information and know-how except under the terms and during the existence of this Agreement. Each party's obligation under this Section 3 with respect to any particular information shall extend to the earlier of such time as such information is publicly available through no fault of the receiving party for five (5) year following termination of this Agreement. INVISIBLE IT certifies that it will comply with all applicable provisions of Insurance Portability and Accountability Act (HIPAA).

4.      Ownership of WORK; Assignment of Rights to ALIGN.

        (a) ALIGN agrees that all systems, programs, INVISIBLE IT specifications and other materials and hardware, and all intellectual property incorporated therein (collectively referred to as "INVISIBLE IT Information") owned by INVISIBLE IT or licensed to INVISIBLE IT by third parties prior to the execution of this Agreement and used in conjunction with the Services for ALIGN shall continue to belong to INVISIBLE IT or their third party licensors. To the extent that such INVISIBLE IT Information is incorporated into any work product or deliverable developed by INVISIBLE IT hereunder, INVISIBLE IT hereby grants to ALIGN a perpetual, irrevocable, nonexclusive worldwide royalty-free right to use, execute, reproduce, display, perform, distribute, modify, and prepare derivative works (collectively, "Distribute") and have Distributed, to and by third parties, such INVISIBLE IT Information in conjunction with such work product or deliverable, and modified version thereof.

        (b) INVISIBLE IT retains the rights of ownership of any system administration utilities developed for ALIGN to be used or granted to any other INVISIBLE IT client or customer provided they: (i) do

Master Services Agreement

[LOGO OF INVISIBLE IT]

            not divulge any Confidential Information of ALIGN; and (ii) will not be granted or issued or used by any direct competitor of ALIGN (listed on Schedule B hereto and includes any orthodontic or dental companies, as updated from time to time by mutual written consent) during the term of this Agreement. Such system administration utilities be considered INVISIBLE IT Information and licensed to ALIGN as set forth in Section 4(a).

        (c) If INVISIBLE IT agrees in writing as to a particular deliverable for WORK for ALIGN, then such WORK shall be deemed specially ordered and commissioned by ALIGN and may be incorporated in existing ALIGN works as a compilation or collective work. In that case, INVISIBLE IT agrees that all copyrights in the WORK shall be owned by ALIGN and the WORK shall be a "work made for hire" for copyright purposes (the "ASSIGNED WORK").

        (d) INVISIBLE IT hereby assigns to ALIGN, its successors and assigns, all rights, title and interest in and to the ASSIGNED WORK including, without limitation, the following:

            (i) any U.S. copyrights that INVISIBLE IT may possess or acquire in the ASSIGNED WORK and all copyrights and equivalent rights in the ASSIGNED WORK throughout the world, including all renewals and extensions of such rights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;

            (ii) all rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the ASSIGNED WORK or developed in the course of INVISIBLE IT's creation of the ASSIGNED WORK, including but not limited to all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world regardless of whether or not legal protection for the ASSIGNED WORK is sought;

            (iii) any documents, magnetically or optically encoded media, or other materials created by INVISIBLE IT as part of the ASSIGNED WORK under this Agreement; and

            (iv) the right to sue for infringements which may occur before the date of this Agreement, and to collect and retain damages from any such infringements from the ASSIGNED WORK.

        (e) At ALIGN's expense, INVISIBLE IT shall execute and deliver such instruments and take such other action as may be requested by ALIGN to perfect or protect ALIGN's rights in the ASSIGNED WORK and to carry out the assignments contemplated in subparagraph (b) of this section. In this regard, INVISIBLE IT agrees to cooperate with ALIGN in the filing and prosecution of any copyright or patent applications that ALIGN may elect to file on the ASSIGNED WORK or inventions and designs relating to the ASSIGNED WORK. ALIGN acknowledges that INVISIBLE IT has taken no action to assist in the registration of the copyrights or the ASSIGNED WORK and will do so only as and when requested by ALIGN.

5.      INVISIBLE IT Warranties. INVISIBLE IT warrants as follows:

        (a) To the best of its knowledge, the ASSIGNED WORK as delivered to ALIGN does not infringe any copyright, patent, trade secret, or other proprietary right held by any third party;

        (b) The ASSIGNED WORK will meet the specifications listed in the applicable Schedule;

        (c) The ASSIGNED WORK will be created by employees of INVISIBLE IT within the scope of their employment and under obligation to assign inventions to INVISIBLE IT, or by independent contractors under written obligations to assign all rights in the ASSIGNED WORK to INVISIBLE IT;

        (d) The services provided by INVISIBLE IT shall be performed in a professional manner and shall be of a high grade, nature, and quality; and

        (e) To the best of its knowledge, the WORK and the ASSIGNED WORK performed by INVISIBLE IT under this Agreement will be in compliance with all applicable U.S. laws and regulations.

Master Services Agreement

[LOGO OF INVISIBLE IT]

        (f) No other warranty or representation, either express or implied, is included or intended in INVISIBLE IT proposals, agreements or reports.

        (g) Disclaimer of Warranties. INVISIBLE IT HEREBY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALIGN SHALL HAVE SOLE RESPONSIBILITY FOR THE TESTING, QUALITY ASSURANCE, AND USE OF ALL WORK, ALL DELIVERABLES, IF ANY, AND ALL OTHER WORK PRODUCT PROVIDED UNDER THIS AGREEMENT.

        (h) Limitation of Liability. IN NO EVENT SHALL INVISIBLE IT OR ALIGN BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR OTHER LIABILITY). INVISIBLE IT'S LIABILITY FOR DAMAGES RESULTING FROM ANY BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE ARISING FROM ITS SERVICES IN CONNECTION HEREWITH SHALL NOT EXCEED, AND ARE EXPRESSLY LIMITED TO, THE LESSER OF (i) THE AMOUNT OF COVERAGE, IF ANY, PROVIDED BY THE INSURANCE COVERAGE EXTENDED BY INVISIBLE IT TO ALIGN AS AN ADDITIONALLY INSURED AND (ii) THE AGGREGATE AMOUNT PAID BY ALIGN UNDER THIS AGREEMENT. ALIGN'S LIABILITY FOR DAMAGES RESULTING FROM ANY BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE ARISING UNDER THIS AGREEMENT SHALL NOT EXCEED (i) FOR BREACHES OF PAYMENT OBLIGATIONS, THE ACTUAL AMOUNT OWED BY ALIGN PLUS ANY REASONABLE INTEREST ON LATE PAYMENTS OR
               (ii) FOR BREACHES OF OTHER OBLIGATIONS, AN AMOUNT NO GREATER THAN THE TOTAL AMOUNT PAID BY ALIGN UNDER THIS AGREEMENT OR THE THE AMOUNT OF COVERAGE, IF ANY, PROVIDED BY THE INSURANCE COVERAGE EXTENDED BY INVISIBLE IT TO ALIGN AS AN ADDITIONALLY INSURED, WHICHEVER IS LESS.

               IN NO EVENT WILL ANY PARTICULAR CLAIM EXCEED THE LIMITS OF INVISIBLE IT'S INSURANCE AND IN NO EVENT WILL THE CUMULATIVE LIABILITY FOR ALL CLAIMS EXCEED THE LIMITS OF INVISIBLE IT'S INSURANCE LIMIT.

6.      Indemnity.

6.1     INVISIBLE IT.

        INVISIBLE IT agrees to indemnify, pay the defense costs of, and hold ALIGN and its successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including attorneys' fees) arising out of, or in conjunction with (i) any claim for bodily injury, death, or property damage to the extent caused by INVISIBLE IT in connection with the WORK, (ii) any claim that the WORK infringes any copyright, patent, trade secret, trademark, or other legal right of any third party, or (iii) any other claim that, if true, would constitute a breach of INVISIBLE IT's warranties set forth in Section 5 above (collectively, INVISIBLE IT Claims").

6.2     ALIGN.

        ALIGN agrees to indemnify, pay the defense costs of, and hold INVISIBLE IT and its successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages (including attorneys' fees) arising out of, or in conjunction with (i) any claim for bodily injury, death, or property damage to the extent caused by ALIGN in connection with this Agreement, or (ii) any claim that the ALIGN-contributed intellectual property to the WORK infringes any copyright, patent, trade secret, trademark, or other legal right of any third party (collectively "ALIGN Claims").

Master Services Agreement

[LOGO OF INVISIBLE IT]

6.3     Process.

        (a) If any action shall be brought against ALIGN or INVISIBLE IT for a INVISIBLE IT Claim or a ALIGN Claim, respectively, the indemnified party shall promptly notify the indemnifying party in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The indemnified party shall cooperate with the indemnifying party at the indemnifying party's expense in all reasonable respects in connection with the defense of any such action. The indemnifying party may upon written notice thereof to the indemnified party undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to the indemnified party, and payment of all expenses. The indemnified party shall have the right to employ separate counsel and participate in the defense thereof. The indemnifying party shall reimburse the indemnified party upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing relates.

        (b) If any WORK OR ASSIGNED WORK furnished hereunder is in any action held to constitute an infringement and its use is enjoined, INVISIBLE IT shall immediately and at its expense:

               (i) procure for ALIGN the right to continue use, sale, and marketing of the WORK or the ASSIGNED WORK; or

               (ii) replace or modify the WORK or the ASSIGNED WORK with a version of the WORK or the ASSIGNED WORK that is non-infringing.

        If (i) or (ii) are not available to INVISIBLE IT, INVISIBLE IT shall refund to ALIGN all amounts paid to INVISIBLE IT by ALIGN hereunder for the particular WORK and/or for the particular ASSIGNED WORK.

6.4     Survival.

        The foregoing indemnity provision of this Section 6 shall survive any termination or expiration of this Agreement for a period of three (3) years.

7.      Termination.

        (a) This Agreement shall commence as of the Effective Date and shall remain in force in perpetuity unless earlier terminated as set forth in Section 7(b).

        (b) Termination for Cause. Either party may suspend performance and/or terminate (A) this Agreement or (B) a particular Schedule under this Agreement immediately upon written notice at any time if:

               (i) The other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 3, and fails to cure that breach within thirty (30) days after written notice thereof; or

               (ii)  The other party is in material breach of Section 3.

        (c) ALIGN shall have the right to cancel any Schedule pursuant to the terms of such Schedule. Such terms may include cancellation fees, as the parties may agree, for a termination without cause. In the event ALIGN cancels a Schedule, ALIGN will provide INVISIBLE IT written notice of such cancellation. Upon receipt of such notice, INVISIBLE IT will discontinue all work thereunder. Except in cases of cancellation for cause as specified in Section 7(b) of this Agreement, ALIGN will pay for all work performed by INVISIBLE IT up until the date of receipt of the cancellation notice and cancellation fees, if any, specified in such Schedule. In the event of cancellation of a Schedule, upon request by ALIGN, INVISIBLE IT agrees to turn over to ALIGN all Assigned Work with respect to such Schedule within ten (10) days of payment of all outstanding amounts.

Master Services Agreement

[LOGO OF INVISIBLE IT]

        (d) In the event of termination or expiration of this Agreement for any reason, Sections 3, 4, 5, 6 (as specified 6.4), 9, and 10 shall survive termination.

8.      Notices.

        All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

NOTICES TO INVISIBLE IT:

            INVISIBLE IT, INC.
            850 Center Drive
            Palo Alto, CA 94301
            Attn: Christopher W Moore, CEO & President

            Copy to:
            John Sellers
            Venture Law Group
            2775 Sand Hill Road
            Menlo Park, CA 94025
            (650) 854-4488 Fax:(650) 233-8386

NOTICES TO ALIGN:

            ALIGN TECHNOLOGY, INC.
            851 Martin Avenue
            Santa Clara, CA 95050
            Attn: Stephen J. Bonelli, CFO & VP Finance

        or to such other address as the party to receive the notice or request so designates by written notice to the other.

 9.     Arbitration.

        (a) Except for injunctive relief sought pursuant to Section 3(c), all disputes arising out of or in connection with this Agreement, including any questions regarding its existence, validity, breach or termination, shall be finally settled by binding arbitration under the CPR Non-Administered Arbitration Rules ("Rules") of the CPR Institute for Dispute Resolution ("CPR") by a sole arbitrator in accordance with said Rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16.

        (b) Both parties shall agree on a sole arbitrator within 30 days. Should the two parties fail, within the above time-limit, to reach agreement on the arbitrator, the arbitrator shall be appointed by CPR under the applicable Rules ("Appointing Authority"). If there are two or more defendants, any nomination of an arbitrator by or on behalf of such defendants must be by joint agreement between them. If such defendants fail, within the time-limit fixed by the Appointing Authority, to agree on such joint nomination, the proceedings against each of them must be separated. The arbitrator must have sufficient experience in the software industry and in international business transactions.

        (c) Notwithstanding the Rules, the parties (i) shall submit their dispute to the arbitrator within 2 months following their decision that they could not resolve their dispute, (ii) each party shall have no more than 2 days to present its case and
               (iii) the arbitrator shall be instructed to render its decision within 30 days following the conclusion of each party's presentation.

        (d) The arbitrator shall specify the basis for its decision. The arbitrator shall not award any punitive damages. The decision of the arbitrator shall be considered as a final and binding resolution of the

Master Services Agreement

[LOGO OF INVISIBLE IT]

               dispute, shall not be subject to appeal and may be entered as a judgment in any court of competent jurisdiction.

        (e) The seat of arbitration shall be Santa Clara, California. The procedural law of this place shall apply where the Rules are silent, however no jury trial shall be allowed in the arbitration proceedings and discovery shall be limited as set forth in the Rules.

        (f) The whole arbitration procedure shall be executed pursuant to a strict non disclosure agreement signed by the parties and the arbitrators agreeing to conduct such proceedings and maintaining in confidence all confidential information or trade secrets disclosed or produced in the course thereof. All press releases or public statements regarding the status of such proceedings shall be prepared jointly and only by the parties.

10.     Miscellaneous.

        (a) INVISIBLE IT is an independent contractor for ALIGN, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

        (b) In the event taxes are required to be withheld on payments made hereunder by any U.S. (state or federal) or foreign government, ALIGN may deduct such taxes from the amount owed INVISIBLE IT and pay them to the appropriate taxing authority. ALIGN shall in turn promptly secure and deliver to INVISIBLE IT an official receipt for any taxes withheld. ALIGN will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

        (c) This Agreement shall be construed and controlled by the laws of the State of California, Northern District. The federal and state courts within the State of California, Northern District, shall have exclusive jurisdiction to adjudicate any dispute arising with this Agreement and INVISIBLE IT hereby consents to such jurisdiction. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

        (d) This Agreement does not constitute an offer by ALIGN and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the WORK and all other subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of INVISIBLE IT and ALIGN by their respective duly authorized representatives. Any Schedules attached to this Agreement must be signed on behalf of INVISIBLE IT and ALIGN by their respective duly authorized representatives. Schedules shall not act to amend this Agreement. The terms and conditions of this Agreement shall take precedence over any conflicting terms and conditions in any Schedule; provided, however, to the extent the terms and conditions of a particular Schedule so conflict with the terms and conditions of this Agreement, the terms and conditions of the Schedule shall take precedence only with respect to the Services under that Schedule.

        (e) This Agreement may be assigned by ALIGN or by INVISIBLE IT with mutual prior written approval. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

        (f) ALIGN and INVISIBLE IT mutually agree that they will use reasonable commercial efforts to not recruit and hire employees of the other party, assigned to work under this Agreement during their assignment under the applicable Schedule of this Agreement. Should either party solicit and hire an employee form the other, The hiring party shall pay a one-time, liquidated damage fee equal to fifty-five percent (55%) of such employee's offered annual salary. Each party agrees to pay any such employment fee within ten (10) days following the employee's commencement of employment.

        (g) A service charge of one percent (1%) per month or the highest rate allowed by law shall apply to all overdue amounts owed to Supplier. ALIGN acknowledges that unpaid invoices may result in the interruption of services provided.

Master Services Agreement

[LOGO OF INVISIBLE IT]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

ALIGN TECHNOLOGY, INC.                          INVISIBLE IT, INC.


/s/ Jon Fjeld                                   /s/ Donald C. "Smokey" Wallace
-----------------------                         --------------------------------
By (Sign)                                       By (Sign)


Jon Fjeld Ph.D.                                 Donald C. "Smokey" Wallace
Vice President of Technology                    Sr. Vice President

    5/20/02                                         5/20/02
------------------------                        -------------------------------
Date                                            Date

                                                EIN: 01-0670993

Master Services Agreement

[LOGO OF INVISIBLE IT]

                                   SCHEDULE B
                      (LIST OF DIRECT COMPETITORS OF ALIGN)

If blank, and initialed then none at this time.  ______ALIGN  ______INVISIBLE IT

Any orthodontic and/or dental company

Master Services Agreement            Page 8 of 8